EXHIBIT 99.1
CMS ENERGY ANNOUNCES SECOND QUARTER NET INCOME OF $33 MILLION,
OR $0.15 PER SHARE, AND AFFIRMS ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., Aug. 1, 2007 – CMS Energy announced today net income of $33 million, or $0.15 per share, for the second quarter of 2007 compared to net income of $72 million, or $0.31 per share, in the same quarter of 2006.
     The company’s adjusted (non-Generally Accepted Accounting Principles) second quarter net income, which excludes net earnings or losses primarily associated with businesses sold, was $18 million, or $0.08 per share, compared to net income of $45 million, or $0.19 per share, for the second quarter of 2006. The lower quarterly earnings reflect the fact that certain tax benefits that occurred in 2006 did not repeat in 2007.
     For the first six months of 2007, CMS Energy had a reported net loss of $182 million, or $0.82 per share, compared to net income of $45 million, or $0.20 per share, for the first half of 2006. The 2007 six-month results include losses of $292 million, or $1.32 per share, primarily linked to sales of the company’s international businesses, including discontinued operations.
     On an adjusted basis, the company had net income of $110 million, or $0.50 per share, for the first half of 2007, compared to net income of $11 million, or $0.05 per share for the first six months of 2006.
     CMS Energy maintained its guidance for 2007 adjusted earnings of about $0.80 per share and 2008 adjusted earnings of about $1.20 per share. CMS Energy anticipates that its 2007, and possibly 2008, reported earnings will be lower than its adjusted earnings due to the expected effects of asset sales. CMS Energy isn’t providing reported earnings guidance because of the uncertainties associated with those factors.
     David Joos, CMS Energy’s president and chief executive officer, said the company completed asset sales with about $1.6 billion of gross proceeds during the second quarter, and it continues to implement its strategy of selling non-strategic businesses and focusing on its Michigan utility, Consumers Energy.

     “We continue to have excellent operational performance at Consumers Energy and our remaining non-utility businesses. We closed this week on the last major asset sale in our international portfolio and expect to complete our international sales plan by the end of the year. The proceeds from these sales have allowed us to achieve our capital structure goal at the utility and improvements in our credit ratings,” Joos said.
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Earnings guidance is provided on an adjusted basis including mark-to-market impacts. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the market value of certain natural gas contracts.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “Forward-Looking Statements and Risk Factors” found in the Management Discussion and Analysis sections of CMS Energy’s and Consumers Energy’s Forms 10-Q for the quarter ended March 31, 2007 (CMS Energy’s and Consumers Energy’s “Forward-Looking Statements and Risk Factors” sections are both incorporated herein by reference), that discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF LOSS
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006
Operating Revenue	$1,319	$1,219	$3,508	$3,116

Earnings from Equity Method Investee	17	8	36	44

Operating Expenses	1,315	1,158	3,559	3,112

Operating Income (Loss)	$21	$69	$(15)	$48

Other Income	18	40	53	53

Fixed Charges	120	126	225	249

Loss before Minority Interests	$(81)	$(17)	$(187)	$(148)

Minority Interests (Obligations)	3	—	5	(71)

Loss before Income Taxes	$(84)	$(17)	$(192)	$(77)

Income Tax Benefit	(29)	(80)	(104)	(107)

Income (Loss) from Continuing Operations	$(55)	$63	$(88)	$30

Income (Loss) from Discontinued Operations	91	12	(87)	21

Net Income (Loss)	$36	$75	$(175)	$51

Preferred Dividends	3	3	6	6
Redemption Premium on Preferred Stock	—	—	1	—

Net Income (Loss) Available to Common Stockholders	$33	$72	$(182)	$45

Income (Loss) Per Share
Basic	$0.15	$0.33	$(0.82)	$0.21
Diluted	0.15	0.31	(0.82)	0.20

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30	December 31
	2007	2006
	(Unaudited)
Assets
Cash and cash equivalents	$1,891	$249
Restricted cash	53	71
Other current assets	2,227	2,823

Total current assets	$4,171	$3,143
Net plant and property	7,820	7,708
Investments	26	566
Non-current assets	2,673	3,954

Total assets	$14,690	$15,371

Stockholders’ Investment and Liabilities
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, finance leases and securitization debt)	$6,211	$6,370
FIN 46 debt and finance leases	267	275

Total debt and capital and finance leases	$6,478	$6,645
Preferred stock and securities	294	305
Minority interest	54	52
Common stockholders’ equity	2,202	2,234

Total capitalization	$9,028	$9,236
Securitization debt	325	340
Current liabilities	1,487	1,591
Non-current liabilities	3,850	4,204

Total Stockholders’ Investment and Liabilities	$14,690	$15,371

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Half
	(Unaudited)
	2007	2006
Beginning of Period Cash (**)	$351	$847

Cash provided by operating activities	$401	$496
Cash provided by (used in) investing activities	1,479	(250)

Cash flow from operating and investing activities	$1,880	$246
Cash used in financing activities	(342)	(243)
Currency Translation Adjustment	2	1

Total Cash Flow	$1,540	$4

End of Period Cash (**)	$1,891	$851

(**)	Includes cash associated with discontinued operations.

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Loss to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2007	2006	2007	2006
Net Income (Loss) Available to Common Stockholders	$33	$72	$(182)	$45

Reconciling Items:
Discontinued Operations (Income) Loss	(91)	(12)	87	(21)

Asset Impairment Charges	25	—	182	—

Asset Sales (Gain) Losses and Other	51	(15)	23	(13)

Adjusted Net Income — Non-GAAP Basis, Including MTM of $3, $(21), $4, and $(95), respectively	$18	$45	$110	$11

Average Number of Common Shares Outstanding
Basic	223	220	222	219
Diluted	223	230	222	230

Basic Earnings Per Average Common Share

Income (Loss) Per Share as Reported	$0.15	$0.33	$(0.82)	$0.21

Reconciling Items:
Discontinued Operations (Income) Loss	(0.41)	(0.06)	0.39	(0.10)

Asset Impairment Charges	0.11	—	0.82	—

Asset Sales (Gains) Losses and Other	0.23	(0.07)	0.11	(0.06)

Adjusted Net Income — Non-GAAP Basis, Including MTM of $0.01, $(0.10), $0.02, and $(0.44), respectively	$0.08	$0.20	$0.50	$0.05

Diluted Earnings Per Average Common Share

Income (Loss) Per Share as Reported	$0.15	$0.31	$(0.82)	$0.20

Reconciling Items:
Discontinued Operations (Income) Loss	(0.41)	(0.05)	0.39	(0.09)

Asset Impairment Charges	0.11	—	0.82	—

Asset Sales (Gains) Losses and Other	0.23	(0.07)	0.11	(0.06)

Adjusted Net Income — Non-GAAP Basis, Including MTM of $0.01, $(0.10), $0.02, and $(0.41), respectively	$0.08	$0.19	$0.50	$0.05

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements. Mark-to-market (MTM) is a non-cash accounting adjustment that primarily reflects changes in the market value of certain natural gas contracts.